As filed with the Securities and Exchange Commission on August 25, 2014

Registration No. 333-194864

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dominion Midstream Partners, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	46-5135781
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark O. Webb

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman E. Ramey Layne Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Tel: (713) 758-2222	William J. Cooper Andrews Kurth LLP 1350 I St. NW, Suite 1100 Washington, DC 20005 Tel: (202) 662-2700	Michael O’Leary Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 Tel: (713) 220-4200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Dominion Midstream Partners, LP is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-194864) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 1.1, 5.1 and 8.1 and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15 and 17 of Part II of the Registration Statement have been omitted from this filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 16.	EXHIBITS.

See the Index to Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Index to Exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on August 25, 2014.

Dominion Midstream Partners, LP
By:	Dominion Midstream GP, LLC, its general partner

By:	/s/ Thomas F. Farrell II
Name:	Thomas F. Farrell II
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Thomas F. Farrell II Thomas F. Farrell II	Chairman and Chief Executive Officer (Principal Executive Officer)	August 25, 2014

/s/ Mark F. McGettrick Mark F. McGettrick	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 25, 2014

/s/ Michele L. Cardiff Michele L. Cardiff	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 25, 2014

INDEX TO EXHIBITS

Exhibit Number		Description

1.1*	—	Form of Underwriting Agreement

3.1***	—	Certificate of Limited Partnership of Dominion Midstream Partners, LP

3.2***	—	Form of Amended and Restated Limited Partnership Agreement of Dominion Midstream Partners, LP (included as Appendix A in the prospectus included in this Registration Statement)

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1*	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1***	—	Form of Contribution Agreement

10.2***	—	Form of Services Agreement

10.3***	—	Form of Dominion Midstream Partners, LP 2014 Long-Term Incentive Plan

10.4***	—	Form of Credit Facility with Dominion

10.5***	—	Form of Registration Rights Agreement

10.6†***	—	Terminal Expansion Agreement Cove Point between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC, dated September 1, 2006

10.7†***	—	Amendment to the Terminal Expansion Agreement between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC, dated December 14, 2007

10.8†***	—	Acknowledgement and Amendment to the Precedent Agreement for Firm LNG Tanker Discharging Service (Expansion Project) and to the Terminal Expansion Agreement Cove Point between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC, dated April 2009

10.9***	—	Amendment to the Terminal Expansion Agreement Cove Point between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC, dated September 22, 2009

10.10†***	—	Agreement and Amendment to the Terminal Expansion Agreement between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC, dated January 26, 2011

10.11***	—	Agreement and Amendment to the Terminal Expansion Agreement between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC, dated April, 2012

10.12†***	—	Early Termination Letter Agreement between Dominion Cove Point LNG, LP and Statoil Natural Gas LLC, dated March 15, 2013

10.13***	—	Form of Second Amended and Restated Agreement of Limited Partnership of Dominion Cove Point LNG, LP

10.14***	—	Form of Right of First Offer Agreement

21.1***	—	List of Subsidiaries of Dominion Midstream Partners, LP

23.1***	—	Consent of Deloitte & Touche LLP

23.2***	—	Consent of Deloitte & Touche LLP

23.3***	—	Consent of Wood Mackenzie

23.4*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.5*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

Exhibit Number		Description

24.1***	—	Powers of Attorney (contained on page II-3)

99.1***	—	Consent of Director Nominee (Wollard)

99.2***	—	Consent of Director Nominee (Rigby)

99.3***	—	Consent of Director Nominee (Snow)

*	Provided herewith.
***	Previously filed.
†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed June 23, 2014. Such provisions have been filed separately with the Securities and Exchange Commission.

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